July 2025

Pricing Supplement

Dated July 31, 2025

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024,

Prospectus Supplement dated November 8, 2024,
Underlier Supplement dated November 8, 2024 and Product Supplement dated November 8, 2024)

Structured Investments

Opportunities in International Equities

$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028

Based on the Performance of the Shares of the iShares® MSCI Brazil ETF

Principal at Risk Securities

Contingent Income Auto-Callable Securities (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon with respect to each determination date on which the closing price of the underlying shares is greater than or equal to 65.00% of the initial share price, which we refer to as the downside threshold price. In addition, if the closing price of the underlying shares on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. No further payments will be made on the securities once they have been redeemed. However, if the closing price of the underlying shares on any determination date is less than the call threshold price, the securities will not be automatically redeemed and, if the closing price is less than the downside threshold price, you will not receive any contingent quarterly coupon with respect to the applicable determination date. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. Furthermore, if the final share price of the underlying shares is less than the downside threshold price, BNS will pay you a cash payment per security that will be less than the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the final share price relative to the initial share price. In this scenario, you will lose a significant portion or all of your investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying shares and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. These securities are for investors who are willing to risk their entire investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The securities are notes issued as part of BNS’ Senior Note Program, Series A.

All payments on the securities are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying shares:	Shares of the iShares® MSCI Brazil ETF (Bloomberg Ticker: “EWZ UP”) (the “fund”)
Aggregate principal amount:	$5,604,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000 (1 security)
Pricing date:	July 31, 2025
Original issue date:

August 5, 2025 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

August 3, 2028      , subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.

Early redemption:

If the closing price of the underlying shares on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the applicable determination date.
Contingent quarterly coupon:

▪If the closing price on any determination date is greater than or equal to the downside threshold price, we will pay a contingent quarterly coupon of $24.75 (equivalent to 9.90% per annum of the stated principal amount) per security on the related contingent coupon payment date.

▪If the closing price on any determination date is less than the downside threshold price, we will not pay a contingent quarterly coupon with respect to that determination date.

Determination dates:

October 31, 2025, February 2, 2026, April 30, 2026, July 31, 2026, November 2, 2026, February 1, 2027, April 30, 2027, August 2, 2027, November 1, 2027, January 31, 2028, May 1, 2028 and July 31, 2028, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement). We also refer to July 31, 2028 as the final determination date.

Contingent coupon payment dates:

November 5, 2025, February 5, 2026, May 5, 2026, August 5, 2026, November 5, 2026, February 4, 2027, May 5, 2027, August 5, 2027, November 4, 2027, February 3, 2028, May 4, 2028 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Notes — Coupon Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:

▪If the final share price is greater than or equal to the downside threshold price:                (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final       determination date

▪If the final share price is less than the downside threshold price:                                                     (i) the stated principal amount multiplied by (ii) the share performance factor

If the final share price is less than the downside threshold price, the payment at maturity will be less than 65.00% of the stated principal amount and could be as low as zero.

Share performance factor(1):	Final share price divided by the initial share price
Call threshold price(1):	$26.55, which is equal to 100.00% of the initial share price
Downside threshold price(1):	$17.2575, which is equal to 65.00% of the initial share price
Initial share price(1):	$26.55, which is equal to the closing price of the underlying shares on the pricing date
Final share price(1):	The closing price of the underlying shares on the final determination date.
CUSIP / ISIN:	06419DCN1 / US06419DCN12
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:

Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

Estimated value on the pricing date:

$970.20 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Securities — Additional information regarding estimated value of the securities” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 12 of this document for additional information. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security	$1,000.00	$16.65(a) + $4.75(b) $21.40	$978.60
Total	$5,604,000.00	$119,925.60	$5,484,074.40
(1)

As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity”, as described in the accompanying product supplement.

(2)

SCUSA has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $16.65 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $4.75 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The securities are not bail-inable debt securities under the CDIC Act.

You should read this document together with the accompanying product supplement, underlier supplement, prospectus supplement and the prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated November 8, 2024	Underlier supplement dated November 8, 2024	Prospectus supplement dated November 8, 2024	Prospectus dated November 8, 2024

$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028
Based on the Performance of the Shares of the iShares® MSCI Brazil ETF Principal at Risk Securities

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The securities may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

♦Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Contingent Income Auto-Callable Securities” or the “securities” refer to the securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

July 2025 Page 2

$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028
Based on the Performance of the Shares of the iShares® MSCI Brazil ETF Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities due August 3, 2028 based on the performance of the shares of the iShares® MSCI Brazil ETF, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $24.75 (equivalent to 9.90% per annum of the stated principal amount) per security, with respect to each determination date on which the closing price or the final share price, as applicable, is greater than or equal to 65.00% of the initial share price, which we refer to as the downside threshold price. The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related determination date, except that the contingent coupon payment date for the final determination date will be the maturity date. It is possible that the closing price of the underlying shares could remain less than the downside threshold price for extended periods of time or even throughout the term of the securities such that you may receive few or no contingent quarterly coupons.

If the closing price of the underlying shares on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the related determination date. If the securities have not previously been redeemed and the final share price is greater than or equal to the downside threshold price, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, investors will be exposed on a 1-to-1 basis to the decline of the final share price relative to the initial share price. The value of the payment received by investors at maturity will be less than 65.00% of the stated principal amount of the securities and could be as low as zero. Investors in the securities must be willing to accept the risk of losing their entire investment in the securities and also the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, investors will not participate in any appreciation of the underlying shares and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

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$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028
Based on the Performance of the Shares of the iShares® MSCI Brazil ETF Principal at Risk Securities

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent quarterly coupon equal to $24.75 (equivalent to 9.90% per annum of the stated principal amount) per security, with respect to each determination date on which the closing price or the final share price is greater than or equal to 65.00% of the initial share price, which we refer to as the downside threshold price. The securities may be redeemed prior to maturity at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. The payment at maturity will vary depending on the final share price, as follows:

Scenario 1	On any of the determination dates other than the final determination date, the closing price of the underlying shares is greater than or equal to the call threshold price.
￭

The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the applicable determination date.

￭

Investors will not participate in any appreciation of the underlying shares from the initial share price and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold price.
	￭	The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final determination date.
￭

Investors will not participate in any appreciation of the underlying shares from the initial share price and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold price.
	￭	The payment due at maturity will be equal to (i) the stated principal amount multiplied by (ii) the share performance factor.
	￭	Investors will lose a significant portion, and may lose all, of their investment in the securities in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payment on the securities, including payments in respect of an early redemption, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on the ability of BNS to satisfy its obligations when they come due. If BNS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose your entire investment in the securities.

The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the closing price of the underlying shares on the applicable determination date is less than the downside threshold price. The securities will not be automatically redeemed if the closing price of the underlying shares on a determination date is less than the call threshold price. If the securities are not redeemed prior to maturity, and if the final share price is less than the downside threshold price, you will lose a significant portion, and may lose all, of your investment in the securities.

July 2025 Page 4

$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028
Based on the Performance of the Shares of the iShares® MSCI Brazil ETF Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

￭You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities

￭You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a direct investment in the underlying shares

￭You believe that the closing price of the underlying shares on each determination date will be greater than or equal to the downside threshold price

￭You understand and accept that (i) you will not participate in any appreciation in the price of the underlying shares and that any potential positive return is limited to the contingent quarterly coupons specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

￭You can tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares

￭You are willing to forgo any dividends paid on the underlying shares and you do not seek guaranteed current income from this investment

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 3 years, and you accept that there may be little or no secondary market for the securities

￭You understand and are willing to accept the risks associated with the underlying shares

￭You are willing to assume the credit risk of BNS for all payments under the securities, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:

￭You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities

￭You require an investment designed to provide a full or at least partial return of principal at maturity

￭You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a direct investment in the underlying shares

￭You believe that the closing price of the underlying shares on one or more determination dates is likely to be less than the downside threshold price

￭You seek an investment that participates in the full appreciation in the price of the underlying shares or that has unlimited return potential

￭You cannot tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares

￭You prefer to receive any dividends paid on the underlying shares or you seek guaranteed current income from this investment

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 3 years, or you seek an investment for which there will be an active secondary market

￭You do not understand or are not willing to accept the risks associated with the underlying shares

￭You are not willing to assume the credit risk of BNS for all payments under the securities, including any repayment of principal

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$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028
Based on the Performance of the Shares of the iShares® MSCI Brazil ETF Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price and (2) the final share price.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

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$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028
Based on the Performance of the Shares of the iShares® MSCI Brazil ETF Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof). All payments on the securities are subject to the credit risk of BNS.

Hypothetical Initial Share Price:	$100.00
Hypothetical Call Threshold Price:	$100.00, which is 100.00% of the hypothetical initial share price
Hypothetical Downside Threshold Price:	$65.00, which is 65.00% of the hypothetical initial share price
Hypothetical Contingent Quarterly Coupon:	$24.75 (equivalent to 9.90% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing price of the underlying shares fluctuates over the term of the securities and the closing price of the underlying shares is greater than or equal to the hypothetical call threshold price on a determination date prior to the final determination date. Because the closing price is greater than or equal to the call threshold price on one of the determination dates prior to the final determination date, the securities are automatically redeemed on the relevant contingent coupon payment date. In Examples 3 and 4, the closing price on each of the determination dates prior to the final determination date is less than the call threshold price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Coupon	Early Redemption Payment*	Hypothetical Closing Price	Contingent Quarterly Coupon	Early Redemption Payment*
#1	$105.00	$24.75	$1,024.75	$79.00	$24.75	N/A
#2	N/A	N/A	N/A	$55.25	$0.00	N/A
#3	N/A	N/A	N/A	$120.00	$24.75	$1,024.75
#4-11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* The early redemption payment includes the unpaid contingent quarterly coupon with respect to the determination date on which the closing price is greater than or equal to the call threshold price and the securities are redeemed as a result.

▪In Example 1, the securities are automatically redeemed following the first determination date as the closing price of the underlying shares on such determination date is greater than or equal to the call threshold price. Because the closing price of the underlying shares on such determination date is greater than or equal to the downside threshold price, on the corresponding contingent coupon payment date, you receive an early redemption payment of $1,024.75, which includes the contingent quarterly coupon with respect to such determination date.

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an early redemption. Your total payment per security in this example is $1,024.75 (a total return of 2.475% on the securities).

▪In Example 2, the securities are automatically redeemed following the third determination date as the closing price of the underlying shares on such determination date is greater than or equal to the call threshold price. As the closing price of the underlying shares on the first determination date is greater than or equal to the downside threshold price, you receive the contingent quarterly coupon of $24.75 with respect to such determination date. Because, however, the closing price of the underlying shares on the second determination date is less than the downside threshold price, no contingent quarterly coupon is made with respect to such determination date.

On the contingent coupon payment date corresponding to the third determination date, you receive an early redemption payment of $1,024.75, which includes the contingent quarterly coupon with respect to such determination date.

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent quarterly coupons. Further, although the underlying shares have appreciated by 20.00% from the initial share price on the third determination date, you only receive $1,024.75 per security and do not benefit from such appreciation. Your total payment per security in this example is $1,049.50 (a total return of 4.95% on the securities).

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$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028
Based on the Performance of the Shares of the iShares® MSCI Brazil ETF Principal at Risk Securities

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Closing Price	Contingent Quarterly Coupon	Early Redemption Payment
#1	$58.50	$0.00	N/A	$52.00	$0.00	N/A
#2	$48.75	$0.00	N/A	$61.75	$0.00	N/A
#3	$52.00	$0.00	N/A	$55.25	$0.00	N/A
#4-11	Various (all below downside threshold price and call threshold price)	$0.00	N/A	Various (all below downside threshold price and call threshold price)	$0.00	N/A
Final Determination Date	$90.00	$24.75*	N/A	$40.00	$0.00	N/A
Payment at Maturity	$1,024.75			$400.00

* The final contingent quarterly coupon, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.

▪In Example 3, the closing price of the underlying shares on each determination date prior to the final determination date is less than the downside threshold price and less than the call threshold price. As a result, you do not receive a contingent quarterly coupon with respect to any of those determination dates and the securities are not automatically redeemed prior to maturity. Because the closing price on the final determination date is greater than or equal to the downside threshold price, at maturity you receive the stated principal amount plus the contingent quarterly coupon with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000.00 + $24.75 = $1,024.75

In this example, although the final share price represents a 10.00% decline from the initial share price, you receive the stated principal amount per security plus the contingent quarterly coupon, equal to a total payment of $1,024.75 per security at maturity. Your total payment per security in this example is $1,024.75 (a total return of 2.475% on the securities).

▪In Example 4, the closing price of the underlying shares on each determination date throughout the term of the securities is less than the downside threshold price and the call threshold price. As a result, you do not receive any contingent quarterly coupon during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final share price is less than the downside threshold price, you receive a cash payment at maturity calculated as follows:

stated principal amount × share performance factor

$1,000.00 × ($40.00 / $100.00) = $400.00

In this example, your payment at maturity is significantly less than the stated principal amount and you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will be exposed on a 1 for 1 basis to the negative performance of the underlying shares from the initial share price to the final share price. In such circumstances, the amount that you receive at maturity will be less than 65.00% of the stated principal amount and you may lose your entire investment in the securities.

The securities will not pay a contingent quarterly coupon if the closing price on any determination date is less than the downside threshold price. The securities will not be automatically redeemed with respect to any determination date unless the closing price of the underlying shares on the relevant determination date is greater than or equal to the call threshold price.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities

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$5,604,000 Contingent Income Auto-Callable Securities due August 3, 2028
Based on the Performance of the Shares of the iShares® MSCI Brazil ETF Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, BNS will repay you the stated principal amount of your securities in cash only if the final share price of the underlying shares is greater than or equal to the downside threshold price and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will receive a cash payment per security that will be less than the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the final share price relative to the initial share price. You may lose your entire investment in the securities.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current price of the underlying shares is greater than or equal to the downside threshold price.

￭You may not receive any contingent quarterly coupons. BNS will not necessarily make periodic payments on the securities. If the closing price of the underlying shares on any determination date is less than the downside threshold price, BNS will not pay you the contingent quarterly coupon applicable to such determination date. If the closing price is less than the downside threshold price on each of the determination dates, BNS will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities.

￭Greater expected volatility with respect to the underlying shares generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the final share price of the underlying shares could be less than the downside threshold price on the final determination date. Greater expected volatility with respect to the underlying shares reflects a higher expectation as of the pricing date that the final share price could be less than the downside threshold price on the final determination date. “Volatility” refers to the frequency and magnitude of changes in the price of the underlying shares. This greater expected risk will generally be reflected in a higher contingent quarterly coupon rate than would have been the case had expected volatility been lower. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the underlying shares’ volatility calculated using our internal models, the underlying shares’ volatility can change significantly over the term of the securities. The price of the underlying shares could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

￭The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the closing price of the underlying shares on any determination date other than the final determination date is greater than or equal to the call threshold price and you will not receive any more contingent quarterly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the closing price on any determination date is less than the call threshold price, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent coupon payment date, potentially limiting your investment to a term of approximately 3 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

￭The contingent quarterly coupon, if any, is based solely on the closing price or the final share price, as applicable. Whether the contingent quarterly coupon will be paid with respect to a determination date will be based on the closing price or the final share price, as applicable. As a result, you will not know whether you will receive the contingent quarterly coupon until the related determination date. Moreover, because the contingent quarterly coupon is based solely on the closing price on a specific determination date or the final share price, as applicable, if such closing price or final share price is less than the downside threshold price, you will not receive any contingent quarterly coupon with respect to such determination date, even if the closing price of the underlying shares was higher on other days during the term of the securities.

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￭Your potential return on the securities is limited, you will not participate in any appreciation of the underlying shares and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of any appreciation of the underlying shares. Your return on the securities will vary based on the number of determination dates on which the requirements of the contingent quarterly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any determination dates after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the underlying shares even though you cannot participate in any appreciation in the price of the underlying shares. As a result, the return on an investment in the securities could be less than the return on a direct investment in the underlying shares. In addition, as an owner of the securities, you will not receive any dividends or distributions on the underlying shares or any or all of the stocks comprising the underlying shares (the “underlying constituent stocks”) and you will not have voting rights or any other rights of a holder of the underlying shares or of the underlying constituent stocks.

Risks Relating to Characteristics of the Underlying Shares

￭The price of the underlying shares will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of the underlying shares and indirectly linked to the value of the underlying constituent stocks. The price of the underlying shares can rise or fall sharply due to factors specific to the underlying shares or the underlying constituent stocks and their issuers (the “underlying constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and prices, interest rates and economic, political and other conditions. You, as an investor in the securities, should make your own investigation into the underlying shares and the underlying constituent stocks. For additional information regarding the underlying shares, please see “Information About the Fund” below and the SEC filings referred to in that section. We urge you to review financial and other information filed periodically regarding the fund with the SEC.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the price of the underlying shares will rise or fall and there can be no assurance that the closing price of the underlying shares on any determination date will be greater than or equal to the downside threshold price, or, if the securities are not redeemed prior to maturity, that the final share price on the final valuation date will be greater than or equal to the downside threshold price. The price of the underlying shares will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying shares and the underlying constituent stock issuers. You should be willing to accept the downside risks associated with the relevant markets tracked by the underlying shares in general and the underlying constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

￭Changes affecting the target index of the underlying shares could have an adverse effect on the market value of, and any amount payable on, the securities. The underlying shares seek to track the performance of its target index as specified under “Information About the Fund” herein (the “target index”). The policies of the sponsor of the target index as specified under “Information About the Fund” herein (the “index sponsor”), concerning additions, deletions and substitutions of the constituent stocks of the target index and the manner in which the index sponsor takes account of certain changes affecting those constituent stocks may adversely affect the level of the target index and, therefore, the price of the underlying shares. The policies of the index sponsor with respect to the calculation of the target index could also adversely affect the price of the underlying shares. The index sponsor may discontinue or suspend calculation or dissemination of the target index. Any such actions could have an adverse effect on the market value of, and any payment on, the securities.

￭There is no affiliation between the index sponsor and BNS, and BNS is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsor. However, we and our affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions. You, as an investor in the securities, should conduct your own independent investigation of the index sponsor. The index sponsor is not involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

￭BNS cannot control actions by the sponsor of the fund and the sponsor has no obligation to consider your interests. The sponsor of the fund as specified under “Information About the Fund” herein (the “sponsor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the sponsor concerning the calculation of the net asset value (“NAV”) per share of the fund, additions, deletions or substitutions of securities in the target index and the manner in which changes affecting the target index are reflected in the fund that could affect the market price of the underlying shares, and therefore, the amount payable on the securities. The amount payable on the securities and their market value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of the fund, or if the sponsor discontinues or suspends publication of the NAV per share of the fund, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the value of, and any amounts payable on, your securities.

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￭There are risks associated with an investment that is linked to the performance of an exchange-traded fund. Although the fund’s shares are listed for trading on a national securities exchange and a number of similar products have been traded on national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the underlying shares or that there will be liquidity in the trading market. In addition:

Management Risk

The fund is subject to management risk, which is the risk that the sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the sponsor may elect to invest certain of the fund's assets in shares of equity securities that are not included in the target index, and other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the sponsor. The fund is also not actively managed and may be affected by a general decline in market segments relating to the target index. The sponsor invests in securities included in, or representative of, the target index regardless of their investment merits. The sponsor does not attempt to take defensive positions in declining markets. Accordingly, the performance of the fund could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Custody and Liquidity Risk

The fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems. Difficulty in executing and settling trades in securities held by the fund may make it difficult to accurately calculate the NAV per share of the fund and the liquidity of the fund may be adversely affected. Market participants may face difficulty in creating and redeeming the fund, which may have an adverse effect on the price per share of the fund and the value of the securities.

Further, under continuous listing standards adopted by the exchange on which the underlying shares trade, the fund will be required to confirm on an ongoing basis that the components of the target index satisfy the applicable listing requirements. In the event that the target index does not comply with the applicable listing requirements, the fund would be required to rectify such non-compliance by requesting that the sponsor of the target index modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that such sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the fund being delisted from the exchange on which its shares trade.

Tracking and Underperformance Risk

The performance of the fund may not replicate the performance of, and may underperform, the target index. The fund uses a representative sampling strategy (more fully described under “Information Regarding the Fund”) to attempt to track the performance of the target index. The fund may not hold all or substantially all of the equity securities included in the target index and may hold securities or assets not included in the target index. Therefore, while the performance of the fund is generally linked to the performance of the target index, the performance of the fund may also be linked, in part, to shares of equity securities not included in the target index and to the performance of other assets, such as futures contracts, options, swaps and other types of derivatives, as well as cash and cash equivalents, including shares of money market funds affiliated with the sponsor.

In addition, the performance of the fund will reflect additional transaction costs and fees that are not included in the calculation of the target index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the fund and the target index. Moreover, foreign exchanges may be open on days when the fund is not traded, the value of the underlying constituent stocks may change on days when shareholders will not be able to purchase or sell the fund. Finally, because the underlying shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the fund may differ from the NAV per share of the fund.

For all of the foregoing reasons, the performance of the fund may not correlate with the performance of the target index. Consequently, the return on the securities will not be the same as investing directly in the fund, the underlying constituent stocks, the target index or in the securities comprising the target index, and will not be the same as investing in a debt security with payments linked to the performance of the target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.

￭The performance of the underlying shares is subject to foreign securities market risk generally and emerging markets risk specifically. Because the underlying constituent stocks are equity securities issued by non-U.S. companies, an investment in the securities involves risks associated with non-U.S. securities markets. Non-U.S. securities markets may be more volatile than U.S. securities markets. There is generally less publicly available information in the United States about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Market developments may affect non-U.S. securities markets differently from U.S. securities markets. Securities prices of non-U.S. companies are subject to political, economic, financial and other factors that may be unique to the particular country, including, among other things, changes in governmental policies, the imposition of or changes in currency exchange rules, the possibility of outbreaks of hostility, political instability and the possibility of natural disasters or adverse public health developments.

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In addition, the performance of the underlying shares is subject to emerging markets risk, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of more developed markets; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than companies in more developed markets. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the more developed economies in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

￭The securities are subject to currency exchange rate risk. The underlying shares invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the underlying shares may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, the Brazilian government, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor's net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. underlying constituent stock. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the underlying constituent stocks will be adversely affected and the market value of, and return on, the securities may decrease.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities, the underlying shares or the underlying constituent stocks, or engaging in transactions therein, and any such action could adversely affect the value of the underlying shares or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the market value of the securities has declined.

Risks Relating to Estimated Value and Liquidity

￭BNS’ initial estimated value of the securities at the time of pricing (when the terms of your securities were set on the pricing date) is lower than the issue price of the securities. BNS’ initial estimated value of the securities is only an estimate. The issue price of the securities exceeds BNS’ initial estimated value. The difference between the issue price of the securities and BNS’ initial estimated value reflects costs associated with selling and structuring the securities, as well as hedging its obligations under the securities. Therefore, the economic terms of the securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

￭Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the securities and SCUSA’s estimated value of the securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the securities to be more favorable to you. Consequently, the use of an internal funding rate for the securities increases the estimated value of the securities at any time and has an adverse effect on the economic terms of the securities.

￭BNS’ initial estimated value of the securities does not represent future values of the securities and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the securities was determined by reference to its internal pricing models when the terms of the securities were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying shares and of the underlying constituent stocks, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

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￭The securities have limited liquidity. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the securities from you. If at any time SCUSA does not make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your securities. SCUSA’s estimated value of the securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your securities at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your securities at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying shares and of the underlying constituent stocks, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the securities, including the price you may receive for the securities in any market making transaction. To the extent that SCUSA makes a market in the securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your securities at any price and, in this regard, SCUSA is not obligated to make a market in the securities. See “— The securities have limited liquidity” herein.

￭The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the underlying shares over the full term of the securities, (ii) volatility of the price of the underlying shares and of the underlying constituent stocks and the market's perception of the future volatility of the foregoing, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the underlying constituent stocks and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the contingent quarterly coupons and the payment at maturity behave like options, the value of the securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated price of the underlying shares and other relevant factors, the market value of the securities may decrease and you may receive substantially less than the stated principal amount if you sell your securities prior to maturity regardless of the price of the underlying shares at such time.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Payments on the securities are subject to the credit risk of BNS. The securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment in the securities.

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Risks Relating to Hedging Activities and Conflicts of Interest

￭Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the securities. Such hedging transactions may include entering into swap or similar agreements, purchasing the underlying shares, the underlying constituent stocks and/or purchasing futures, options and/or other instruments linked to the underlying shares and/or one or more of the underlying constituent stocks. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying shares and/or one or more of the underlying constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final determination date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked securities whose returns are linked to changes in the price of the underlying shares and/or one or more of the underlying constituent stocks. Any of these hedging activities may adversely affect the price of the underlying shares — directly or indirectly by affecting the price of the underlying constituent stocks — and therefore the market value of the securities and the amount you will receive, if any, on the securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the securities declines.

￭The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the securities. For antidilution and certain other events affecting the underlying shares, the calculation agent may make adjustments to the initial share price, share performance factor, call threshold price, downside threshold price, closing price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying shares. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the securities.

Following a de-listing, liquidation or termination of the underlying shares, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares. For more information, see the section under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.

￭We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us, the index sponsor, the sponsor and/or the underlying constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the securities. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the securities or other securities that we have issued), the underlying shares the underlying constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the underlying shares and/or the value of the securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us, the index sponsor, the sponsor and/or the underlying constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the underlying shares and the market for your securities, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the securities.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the securities or other securities that we may issue, the underlying shares, the underlying constituent stocks, or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the securities.

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We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the securities or other securities that we may issue, the underlying shares, the underlying constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the securities should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the securities for liquidity or otherwise.

￭Activities conducted by BNS and its affiliates may impact the market price of the underlying shares and the value of the securities. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying shares or the underlying constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying shares or the underlying constituent stocks may adversely affect the price of the underlying shares or the underlying constituent stocks and, therefore, the market value of the securities and the likelihood of a contingent quarterly coupon being paid on any contingent coupon payment date. See “— Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities” for additional information regarding hedging-related transactions and trading.

￭The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent quarterly coupon is payable to you on any contingent coupon payment date and the payment at maturity of the securities, if any, based on observed closing prices of the underlying shares. The calculation agent can postpone the determination of the closing price or final share price (and therefore the related contingent coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to the underlying shares on any determination date (including the final determination date).

￭BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the securities. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying shares to which the securities are linked.

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Securities — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

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Information About the Fund

All disclosures contained in this document regarding the fund are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the fund. You should make your own investigation into the fund.

iShares® MSCI Brazil ETF

We have derived all information contained herein regarding the fund and its target index, as specified below, including without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to changes by, its sponsor, BlackRock Fund Advisors, and the index sponsor of its target index, MSCI Inc.

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of large- and mid- cap equity performance in the Brazilian market and primarily consists of stocks traded on B3 (the largest Brazilian exchange), as measured by the MSCI Brazil 25/50 Index, its target index. The underlying shares trade on the NYSE Arca under the ticker symbol “EWZ”. Please see “Exchange-Traded Funds — The iShares® ETFs” in the accompanying underlier supplement for additional information regarding the fund, its sponsor and its index sponsor. Additional information regarding the fund, including its portfolio holdings, may be available on the iShares® website.

Information as of market close on July 31, 2025:

Bloomberg Ticker Symbol:	EWZ UP <Equity>	52 Week High (on August 19, 2024):	$30.93
Current Fund Price:	$26.55	52 Week Low (on December 18, 2024):	$22.40
52 Weeks Ago (on July 31, 2024):	$27.77

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Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying shares for the specified period. The closing price of the underlying shares on July 31, 2025 was $26.55. The associated graph shows the closing prices of the underlying shares for each day from January 1, 2020 to July 31, 2025. The dotted lines represent the downside threshold price of $17.2575 and the call threshold price of $26.55, which are equal to 65.00% and 100.00%, respectively, of the initial share price. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying shares at any time, including the determination dates.

iShares® MSCI Brazil ETF	High	Low	Period End
2020
First Quarter	$48.41	$20.82	$23.56
Second Quarter	$33.27	$21.79	$28.76
Third Quarter	$33.50	$27.17	$27.66
Fourth Quarter	$37.89	$26.86	$37.07
2021
First Quarter	$38.61	$31.04	$33.45
Second Quarter	$41.96	$32.62	$40.54
Third Quarter	$40.28	$32.13	$32.13
Fourth Quarter	$33.26	$27.40	$28.07
2022
First Quarter	$37.86	$26.52	$37.81
Second Quarter	$39.52	$27.14	$27.39
Third Quarter	$32.29	$25.58	$29.63
Fourth Quarter	$34.09	$26.21	$27.97
2023
First Quarter	$30.59	$25.26	$27.38
Second Quarter	$33.17	$27.09	$32.43
Third Quarter	$34.11	$30.06	$30.67
Fourth Quarter	$35.66	$29.10	$34.96
2024
First Quarter	$34.53	$31.99	$32.42
Second Quarter	$32.99	$26.98	$27.33
Third Quarter	$30.93	$26.87	$29.49
Fourth Quarter	$29.77	$22.40	$22.51
2025
First Quarter	$26.94	$22.45	$25.85
Second Quarter	$28.85	$23.44	$28.85
Third Quarter (through July 31, 2025)	$29.31	$26.52	$26.55

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The Shares of the iShares® MSCI Brazil ETF Daily Closing Prices January 1, 2020 to July 31, 2025

This document relates only to the securities offered hereby and does not relate to the underlying shares or other securities linked to the underlying shares. We have derived all disclosures contained in this document regarding the fund from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the fund. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the fund could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying shares.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent coupon payment date shall be the date that is one business day prior to such scheduled contingent coupon payment date.
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”
Business day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the securities.

Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying shares	reference asset
	underlying constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation dates
	final determination date	final valuation date
	contingent quarterly coupon	contingent coupon
	contingent coupon payment date(s)	coupon payment date(s)
	closing price	closing value
	initial share price	initial value
	call threshold price	call threshold
	final share price	final value
	downside threshold price	barrier value, contingent coupon barrier value

In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the securities based on the methodology for calculating per annum rates provided for in the securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the securities.

Additional information regarding estimated value of the securities:

On the cover page of this pricing supplement, BNS has provided the initial estimated value for the securities. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the securities (including the contingent quarterly coupon, call threshold price and downside threshold price) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the securities is greater than the initial estimated value of the securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the securities to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

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Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying shares. If your securities are so treated, any contingent quarterly coupon that is paid by BNS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent quarterly coupon, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Except to the extent otherwise required by law, BNS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Section 1260. Because the underlying shares would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

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Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent quarterly coupons and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying stock issuer as a USRPHC and/or the securities as USRPI.

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Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the underlying shares, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying shares or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying shares, underlying constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying shares or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent quarterly coupon with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

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Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Wealth Management with an underwriting discount of $22.50 reflecting a fixed sales commission of $17.50 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the securities, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the securities offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to BNS’ Form F-3 filed with the SEC on October 9, 2024.

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